UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 15, 2011

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue
New York, New York 10018
(Address of principal executive
offices, with zip code)

(212) 609-4200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LivePerson, Inc. (the “Company”) reports that James J. Dicso notified the Company of his intent to resign his position as Executive Vice President, Enterprise Sales and Services in order to pursue another opportunity.  The effective date of Mr. Dicso’s resignation has not yet been finalized.  Please see item 8.01 below for additional information.

Item 8.01	Other Events

Mr. Dicso informed the Company that he will become President & Chief Revenue Officer of a venture-backed technology start-up in the online video marketing space.  During his tenure, Mr. Dicso developed a strong senior sales leadership team that will continue to run the day-to-day sales operations of the Company, reporting directly to the Company’s CEO, Robert LoCascio.  Mr. LoCascio will oversee the sales organization on an interim basis, until such time as the Company appoints a successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: February 22, 2011	By:	/s/ Timothy E. Bixby
Timothy E. Bixby President and Chief Financial Officer